Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the joint Registration Statements on Form S-3 (File Nos. 333-106553, 333-106553-01, 333-202619 and 333-202619-01) of Carnival Corporation and Carnival plc, the Registration Statement on Form S-3 (File No. 333-209311) of Carnival plc, the joint Registration Statements on Form S-8 (File Nos. 333-173465, 333-173465-01, 333-125418, and 333-125418-01) of Carnival Corporation and Carnival plc, the Registration Statements on Form S-8 (File Nos. 333-105672, 333-67394, 333-43885 and 33-51195) of Carnival Corporation and the Registration Statements on Form S-8 (File Nos. 333-124640, 333-104609 and 333-84968) of Carnival plc, of our report dated January 29, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this joint Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP
Miami, Florida
January 29, 2018